Exhibit 10.27

Base Salaries of Named Executive Officers of Synovus

The following table sets forth the 2005 annual base salary levels of Synovus’ named executive officers for the 2005 proxy statement (as defined in Item 402(a)(3) of Regulation S-K):

Name	Position	Base Salary
James H. Blanchard	Chief Executive Officer	$844,000
James D. Yancey	Chairman of the Board	(1)
Richard E. Anthony	President and Chief Operating Officer	$531,000
G. Sanders Griffith, III	Senior Executive Vice President, General Counsel and Secretary	$397,500
Elizabeth R. James	Vice Chairman, Chief Information Officer and Chief People Officer	$354,000

(1)	Mr. Yancey retired as an executive employee of Synovus effective December 31, 2004.